Exhibit 99.1

Physicians Formula Appoints Charles Hinkaty to the Company's Board

AZUSA, Calif., October 20, 2009 -- Physicians Formula Holdings, Inc. (NASDAQ: FACE) ("Physicians Formula" or the "Company") today announced that it has appointed Charles Hinkaty to join the Company's Board of Directors effective October 19, 2009. Mr. Hinkaty will be replacing Jeff Berry who resigned as a director on May 29, 2009 to become Interim Chief Financial Officer of Physicians Formula.

The Board of Directors determined that Mr. Hinkaty qualifies as an independent director under the Nasdaq listing rules.  In addition to his general appointment to the Board of Directors, Mr. Hinkaty will also join the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors.

Mr. Hinkaty was the President and Chief Executive Officer of Del Laboratories, Inc. from August 2005 through his retirement in January 2008.  Prior to that, Mr. Hinkaty was the Chief Operating Officer of Del Laboratories, Inc. from January 2005 to August 2005, and Vice President of Del Laboratories, Inc. and President of its subsidiary Del Pharmaceuticals, Inc. from 1985 to January 2005. Mr. Hinkaty served as a director of Del Laboratories, Inc. until December 2007 and has also been a member of the Board of Directors of FGX International since September 2008.  He also led the Consumer Healthcare Products Association from 1999 to 2001.

"Charlie’s long and impressive background in the cosmetics industry will further augment the expertise of our existing Board members,” said Ingrid Jackel, Chief Executive Officer. “Charlie’s advice and counsel will be particularly relevant as we streamline our business model, expand our channel presence, pursue international opportunities and leverage our leadership in complementary face make-up.”

“I am very pleased to be joining the Board of Directors of Physicians Formula,” stated Mr. Hinkaty. “The Company’s passion and success in developing innovative solutions for everyday skin and beauty problems is abundantly clear in the creativity and dedication I see permeating throughout the organization.”

About Physicians Formula Holdings, Inc.

Physicians Formula is an innovative cosmetics company operating in the mass market prestige, or “masstige”, market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in approximately 29,500 stores including stores operated by Wal-Mart, Target, CVS and RiteAid.  After the discontinuation by a major customer takes full effect in 2010, the Company’s products will be sold in approximately 23,700 stores.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates," "expects," "believes," "plans," "predicts," and similar terms. In particular, this press release may include forward-looking statements about management's expectations regarding the Company's strategy. These forward-looking statements are based on current expectations and strategies for the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: the loss of any additional retailer customers; the demand for the Company's products; the Company's ability to expand its product offerings; the competitive environment in the Company's business; the Company's operations and ability to achieve cost savings; the effect of technological and regulatory changes; the Company's cash needs and financial performance; the Company's ability to comply with the covenants in its debt agreement and its ability to successfully refinance its senior credit agreement; changes in general economic or market conditions; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's filings with the SEC, and available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

(FACE/F)

Contact:
John Mills / Anne Rakunas:
ICR, Inc.
(310) 954-1100